                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                 STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE

                                                         Three Months Ended June 30,
                                                         1999                  1998
                                                     -----------            ----------
                                                           (Thousands of Dollars)
BASIC

Net income                                           $        91            $      152
                                                     ===========            ==========

Weighted average shares outstanding                    9,946,992             9,881,588
                                                     ===========            ==========

Basic earnings per share                             $       .01            $      .02
                                                     ===========            ==========

DILUTED

Net income                                           $        91            $      152
                                                     ===========            ==========

Weighted average number of shares used in
calculating
  basic earnings per share                             9,946,992             9,881,588

ADD:

Dilutive impact of stock options                          59,491                40,797
                                                     -----------            ----------

Weighted average number of shares used in
calculating
  diluted earnings per share                          10,006,483             9,922,385
                                                     ===========            ==========

Diluted earnings per share                           $       .01            $      .02
                                                     ===========            ==========

                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                 STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE

                                                         Six Months Ended June 30,
                                                        1999                   1998
                                                     ----------            ----------
                                                          (Thousands of Dollars)
BASIC

Net income                                           $      462            $      359
                                                     ==========            ==========

Weighted average shares outstanding                   9,946,992             9,881,226
                                                     ==========            ==========

Basic earnings per share                             $      .05            $      .04
                                                     ==========            ==========

DILUTED

Net income                                           $      462            $      359
                                                     ==========            ==========

Weighted average number of shares used in
calculating
  basic earnings per share                            9,946,992             9,881,226

ADD:

Dilutive impact of stock options                         12,951                30,208
                                                     ----------            ----------

Weighted average number of shares used in
calculating
  diluted earnings per share                          9,959,943             9,911,434
                                                     ==========            ==========

Diluted earnings per share                           $      .05            $      .04
                                                     ==========            ==========